Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel: +1.212.859.8000 Fax: +1.212.859.4000 www.friedfrank.com

September 25, 2020

T-Mobile USA, Inc.
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington  98006

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to T-Mobile USA, Inc., a Delaware corporation (the “Company”), T-Mobile US, Inc., a Delaware corporation and the direct parent of the Company (“Parent”), the subsidiaries of the Company listed on Schedule I hereto (collectively with Parent, the “DE/NY Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-DE/NY Guarantors” and, collectively with the DE/NY Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S‑3, as it may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (x) the contemplated issuance from time to time, as set forth in the applicable prospectus contained in the Registration Statement (the “Primary Prospectus”) and as may be set forth in one or more supplements to the Primary Prospectus (each, a “Primary Prospectus Supplement”), of (i) one or more series of debt securities (the “Primary Debt Securities”) which may be issued by the Company and (ii) guarantees by one or more of the Guarantors of the Primary Debt Securities (the “Primary Debt Securities Guarantees”) and (y) the contemplated resale from time to time, as set forth in the applicable prospectus contained in the Registration Statement (the “Resale Prospectus”, and each of the Resale Prospectus and the Primary Prospectus, a “Prospectus”) and as may be set forth in one or more supplements to the Resale Prospectus (each, a “Resale Prospectus Supplement”, and each Resale Prospectus Supplement and each Primary Prospectus Supplement, a “Prospectus Supplement”) by the selling securityholder named in the Registration Statement of (i) the Company’s 4.000% Senior Notes due 2022-1 (the “2022-1 Notes”), 4.500% Senior Notes due 2026-1 (the “2026-1 Notes”), 5.375% Senior Notes due 2027-1 (the “2027-1 Notes”) and 4.750% Senior Notes due 2028-1 (the “2028-1 Notes” and, collectively with the 2022-1 Notes, 2026-1 Notes and 2027-1 Notes, the “Resale Debt Securities”) and (ii) guarantees by the Guarantors of the Resale Debt Securities (the “Resale Debt Securities Guarantees”).  We refer to the Primary Debt Securities, the Resale Debt Securities, the Primary Debt Securities Guarantees and the Resale Debt Securities Guarantees collectively as the “Securities.”  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Primary Debt Securities and Primary Debt Securities Guarantees may be issued from time to time pursuant to (i) one or more supplemental indentures (each, an “Unsecured Notes Supplemental Indenture”) to the Indenture, dated as of April 28, 2013 (as supplemented to the date hereof, the “Unsecured Notes Indenture”), among the Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and (ii) one or more supplemental indentures (each, a “Secured Notes Supplemental Indenture”) to the Indenture, dated as of April 9, 2020 (as supplemented to the date hereof, the “Secured Notes Indenture” and, collectively with the Unsecured Notes Indenture, the “Indentures” and each, an “Indenture”), among the Company, Parent and Deutsche Bank Trust Company Americas, as trustee.  The Resale Debt Securities and Resale Debt Securities Guarantees were issued pursuant to (i) the Twenty-Sixth Supplemental Indenture, dated as of April 27, 2017, to the Unsecured Notes Indenture, with respect to the 2022-1 Notes, (ii) the Twenty-Eighth Supplemental Indenture, dated as of April 28, 2017,to the Unsecured Notes Indenture, with respect to the 2027-1 Notes, (iii) the Thirty-Fifth Supplemental Indenture, dated as of April 30, 2018, to the Unsecured Notes Indenture, with respect to the 2026-1 Notes and (iv) the Thirty-Sixth Supplemental Indenture, dated as of April 30, 2018, to the Unsecured Notes Indenture, with respect to the 2028-1 Notes (each, a “Resale Notes Supplemental Indenture”).  The Unsecured Notes Indenture, the Unsecured Notes Supplemental Indentures, the Secured Notes Indenture, the Secured Notes Supplemental Indentures, the Resale Notes Supplemental Indentures, the certificates evidencing the Resale Debt Securities, any certificates evidencing Primary Debt Securities, the notations of guarantee with respect to the Resale Debt Securities Guarantees and any notations of guarantee with respect to Primary Debt Securities Guarantees, and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

Fried, Frank, Harris, Shriver & Jacobson LLP	September 25, 2020 Page 2

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, the Guarantors and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, facsimile, electronic or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements, representations and warranties contained in the Documents, certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, the Guarantors and others, and assume compliance on the part of all parties to the Documents with their respective covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) all of the parties to the Documents (other than the Company and the DE/NY Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) the parties to the Documents (other than the Company and the DE/NY Guarantors) have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iii) each of the Documents has been duly authorized, executed and delivered by each of the parties thereto (other than the Company and the DE/NY Guarantors); (iv) each of the Documents constitutes a valid and binding obligation of all of the parties thereto (other than as expressly addressed in the opinions below as to the Company and the DE/NY Guarantors), enforceable against such parties in accordance with their respective terms and (v) all of the parties to the Documents will comply with all of their obligations under the Documents and all laws applicable thereto.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Primary Debt Securities registered pursuant to the Registration Statement have been established in accordance with the applicable Indenture and duly approved by the Board of Directors of the Company or an authorized committee thereof in conformity with the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) any relevant Unsecured Notes Supplemental Indenture or Secured Notes Supplemental Indenture has been duly authorized, executed and delivered by the Company, each Guarantor party thereto and each other party thereto, (iv) the terms of any collateral or security arrangements relating to such Primary Debt Securities have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, (v) such Primary Debt Securities have been duly executed, authenticated and issued in accordance with the applicable Indenture and any applicable Unsecured Notes Supplemental Indenture or Secured Notes Supplemental Indenture and (vi) such Primary Debt Securities have been duly executed, authenticated and delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, such Primary Debt Securities will constitute valid and binding obligations of the Company.

Fried, Frank, Harris, Shriver & Jacobson LLP	September 25, 2020 Page 3

2.
When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Primary Debt Securities Guarantees registered pursuant to the Registration Statement have been established in accordance with the applicable Indenture and duly approved by the Member(s), Manager(s), General Partner(s), Board of Directors, other governing body or committee thereof, as applicable, of each Guarantor providing a guarantee thereof, in conformity with such Guarantor’s (x) Certificate of Incorporation, Articles of Incorporation, Certificate of Formation, Articles of Organization, Certificate of Organization or Certificate of Limited Partnership, as applicable and (y) Bylaws, Limited Liability Company Agreement, Limited Partnership Agreement or Member Control Agreement, as applicable (as each may be amended from time to time), and all other necessary corporate, partnership or limited liability company action on the part of such Guarantor has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on any of the Company or the Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Guarantors, (iii) any relevant Unsecured Notes Supplemental Indenture or Secured Notes Supplemental Indenture has been duly authorized, executed and delivered by the Company, each Guarantor party thereto and each other party thereto, (iv) the terms of any collateral or security arrangements relating to such Primary Debt Securities Guarantees have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, (v) such Primary Debt Securities Guarantees have been duly issued in accordance with the applicable Indenture and any applicable Secured Notes Supplemental Indenture or Unsecured Notes Supplemental Indenture and (vi) such Primary Debt Securities have been duly authenticated, executed and delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, such Primary Debt Securities Guarantees will constitute valid and binding obligations of the Guarantors.

3.	The Resale Debt Securities are valid and binding obligations of the Company.

4.	The Resale Debt Securities Guarantees are valid and binding obligations of the Guarantors.

The opinions set forth above are subject to the following qualifications:

(A)	We express no opinion as to the validity or binding effect of any provision of any of the Documents:

i.	relating to indemnification, contribution or exculpation;

ii.
containing any purported waiver, release, variation of rights, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company or the Guarantors under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions);

iii.
related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity or binding effect of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent that the validity or binding effect of any such provision is to be considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York and applying the law of the State of New York, in each case, applying the choice of law principles of the State of New York, (c) service of process or (d) waiver of any rights to trial by jury;

Fried, Frank, Harris, Shriver & Jacobson LLP	September 25, 2020 Page 4

iv.	specifying that provisions thereof may be modified or waived only in writing;

v.	purporting to give any person or entity the power to accelerate obligations without any notice to the obligor;

vi.	specifying that any person may exercise set-off or similar rights other than in accordance with applicable law; or

vii.
relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or a forfeiture.

(B)
We express no opinion as to the validity or binding effect of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law or (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

(C)
We express no opinion as to the effect of any law of any jurisdiction other than the State of New York wherein any party to the Documents may be located or wherein enforcement of any Documents may be sought that limits the rates of interest legally chargeable or collectible.

(D)
We express no opinion as to the validity or binding effect of any provision of any agreement purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

(E)	The opinions set forth above are subject to the following:

i.	bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally;

ii.
general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

iii.
the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

Fried, Frank, Harris, Shriver & Jacobson LLP	September 25, 2020 Page 5

The opinions expressed herein are limited to the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.  This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in each Prospectus and “Legal Matters” in any Prospectus Supplement.  In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Schedule I

DE/NY Guarantors

Entity	Jurisdiction of Organization
Alda Wireless Holdings, LLC	Delaware
American Telecasting Development, LLC	Delaware
American Telecasting of Anchorage, LLC	Delaware
American Telecasting of Columbus, LLC	Delaware
American Telecasting of Denver, LLC	Delaware
American Telecasting of Fort Myers, LLC	Delaware
American Telecasting of Ft. Collins, LLC	Delaware
American Telecasting of Green Bay, LLC	Delaware
American Telecasting of Lansing, LLC	Delaware
American Telecasting of Lincoln, LLC	Delaware
American Telecasting of Little Rock, LLC	Delaware
American Telecasting of Louisville, LLC	Delaware
American Telecasting of Medford, LLC	Delaware
American Telecasting of Michiana, LLC	Delaware
American Telecasting of Monterey, LLC	Delaware
American Telecasting of Redding, LLC	Delaware
American Telecasting of Santa Barbara, LLC	Delaware
American Telecasting of Seattle, LLC	Delaware
American Telecasting of Sheridan, LLC	Delaware
American Telecasting of Yuba City, LLC	Delaware
APC Realty and Equipment Company, LLC	Delaware
Assurance Wireless of South Carolina, LLC	Delaware
Assurance Wireless USA, L.P.	Delaware
ATI Sub, LLC	Delaware
Boost Worldwide, LLC	Delaware
Broadcast Cable, LLC	Delaware
Clearwire Communications LLC	Delaware
Clearwire IP Holdings LLC	New York
Clearwire Legacy LLC	Delaware
Clearwire XOHM LLC	Delaware
Fixed Wireless Holdings, LLC	Delaware
Fresno MMDS Associates, LLC	Delaware
IBSV LLC	Delaware
Independent Wireless One Leased Realty Corporation	Delaware
Kennewick Licensing, LLC	Delaware
L3TV Chicagoland Cable System, LLC	Delaware
L3TV Colorado Cable System, LLC	Delaware
L3TV Dallas Cable System, LLC	Delaware
L3TV DC Cable System, LLC	Delaware
L3TV Detroit Cable System, LLC	Delaware
L3TV Los Angeles Cable System, LLC	Delaware
L3TV Minneapolis Cable System, LLC	Delaware
L3TV New York Cable System, LLC	Delaware
L3TV Philadelphia Cable System, LLC	Delaware
L3TV San Francisco Cable System, LLC	Delaware

L3TV Seattle Cable System, LLC	Delaware
Layer3 TV, Inc.	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
MinorCo, LLC	Delaware
Nextel Communications of the Mid-Atlantic, Inc.	Delaware
Nextel of New York, Inc.	Delaware
Nextel Retail Stores, LLC	Delaware
Nextel Systems, LLC	Delaware
Nextel West Corp.	Delaware
NSAC, LLC	Delaware
PCTV Gold II, LLC	Delaware
PCTV Sub, LLC	Delaware
People’s Choice TV of Houston, LLC	Delaware
People’s Choice TV of St. Louis, LLC	Delaware
PRWireless PR, LLC	Delaware
PushSpring, Inc.	Delaware
SFE 1, LLC	Delaware
SFE 2, LLC	Delaware
SN Holdings (BR I) LLC	Delaware
SpeedChoice of Detroit, LLC	Delaware
SpeedChoice of Phoenix, LLC	Delaware
Sprint (Bay Area), LLC	Delaware
Sprint Capital Corporation*	Delaware
Sprint Communications Company L.P.	Delaware
Sprint Connect LLC	Delaware
Sprint Corporation*	Delaware
Sprint Enterprise Mobility, LLC	Delaware
Sprint International Communications Corporation	Delaware
Sprint International Incorporated	Delaware
Sprint International Network Company LLC	Delaware
Sprint PCS Assets, L.L.C.	Delaware
Sprint Solutions, Inc.	Delaware
Sprint Spectrum Holding Company, LLC	Delaware
Sprint Spectrum L.P.	Delaware
Sprint Spectrum Realty Company, LLC	Delaware
TDI Acquisition Sub, LLC	Delaware
Theory Mobile, Inc.	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware

T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV LLC	Delaware
T-Mobile US, Inc.	Delaware
T-Mobile West LLC	Delaware
Transworld Telecom II, LLC	Delaware
Virgin Mobile USA – Evolution, LLC	Delaware
VMU GP, LLC	Delaware
WBS of America, LLC	Delaware
WBS of Sacramento, LLC	Delaware
WBSY Licensing, LLC	Delaware
WCOF, LLC	Delaware
Wireless Broadband Services of America, L.L.C.	Delaware
Wireline Leasing Co., Inc.	Delaware

Schedule II

Non-DE/NY Guarantors

Entity	Jurisdiction of Organization
Clear Wireless LLC	Nevada
Clearwire Hawaii Partners Spectrum, LLC	Nevada
Clearwire Spectrum Holdings II LLC	Nevada
Clearwire Spectrum Holdings III LLC	Nevada
Clearwire Spectrum Holdings LLC	Nevada
Nextel South Corp.	Georgia
SIHI New Zealand Holdco, Inc.	Kansas
Sprint Communications Company of New Hampshire, Inc.	New Hampshire
Sprint Communications Company of Virginia, Inc.	Virginia
Sprint Communications, Inc.*	Kansas
Sprint Corporation	Kansas
Sprint Corporation	Missouri
Sprint eBusiness, Inc.	Kansas
Sprint Enterprise Network Services, Inc.	Kansas
Sprint eWireless, Inc.	Kansas
Sprint International Holding, Inc.	Kansas
Sprint/United Management Company	Kansas
SprintCom, Inc.	Kansas
SWV Six, Inc.	Colorado
US Telecom, Inc.	Kansas
USST of Texas, Inc.	Texas
Utelcom LLC	Kansas